Exhibit 10.11

WHITEGLOVE HEALTH, INC.

INDEPENDENT NON-EMPLOYEE DIRECTOR

STOCK ISSUANCE AGREEMENT

AGREEMENT made as of this          day of                     , 20     by and between WhiteGlove Health, Inc., a Delaware corporation (the “Company”), and                     , Participant in the Company’s 2011 Equity Incentive Plan (“Participant”).

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Company’s 2011 Equity Incentive Plan (as may be amended from time to time, the “Plan”).

1.	Purchase of Shares.

A. Grant of Restricted Stock. Subject to the conditions described in this agreement and in the Company’s 2011 Equity Incentive Plan (the “Plan”), the Company hereby grants to Participant                      shares of Common Stock (the “Restricted Shares”) pursuant to the provisions of Article V of the Plan.

B. Stockholder Rights. Until such time as the Company exercises the Repurchase Right, Participant (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Restricted Shares, subject, however, to the transfer restrictions of Section 3 and 4.

2.	Securities Law Compliance.

A. Disposition of Restricted Shares. Participant shall make no disposition of the Restricted Shares unless and until there is compliance with all of the following requirements:

(a) Participant shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

(b) Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Restricted Shares.

The Company shall not be required (i) to transfer on its books any Restricted Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Restricted Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Restricted Shares have been transferred in contravention of this Agreement.

B. Restrictive Legends. The stock certificates for the Restricted Shares shall be endorsed with the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE WHITEGLOVE HEALTH, INC. 2011 EQUITY INCENTIVE PLAN AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE ENCUMBERED IN ANY MANNER EXCEPT AS IS SET FORTH IN THE TERMS OF SUCH AWARD DATED             , 20    . A COPY OF SUCH PLAN IS MAINTAINED AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.

3.	Transfer Restrictions.

A. Restriction on Transfer. Participant shall not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares which are subject to the Repurchase Right.

4.	Repurchase Right.

A. Grant. The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time during the sixty (60)-day period following the date Participant ceases for any reason to remain in service, to repurchase at the lower of (i) the price per share paid for such Restricted Shares (if any) by the Participant or (ii) the Fair Market Value per share of Common Stock on the date of Participant’s cessation of service (the “Repurchase Price”) any or all of the Restricted Shares in which Participant is not, at the time of his or her cessation of service, vested in accordance with the provisions of the Vesting Schedule set forth in Paragraph 4.C or any special vesting acceleration provisions effected by the Plan Administrator (such shares to be hereinafter referred to as the “Unvested Shares”).

B. Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased, the Repurchase Price to be paid per share and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Company on the closing date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Company shall pay to the owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Repurchase Price for the Unvested Shares which are to be repurchased from the owner.

C. Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph 4.B. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Restricted Shares in which Participant vests in accordance with the following “Vesting Schedule”:

Participant shall vest in the Restricted Shares, and the Repurchase Right shall concurrently lapse with respect to those Restricted Shares, in a series of twelve (12) successive equal monthly installments upon Participant’s completion of each month of service over the one-year period measured from                 , 20    .

D. Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Restricted Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Restricted Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Restricted Shares subject to this Agreement and to the Repurchase Price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company’s capital structure; provided, however, that the aggregate Repurchase Price shall remain the same. “Recapitalization” shall mean any of the following transactions affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Company’s receipt of consideration.

E. Change of Control.

(a) In the event a Change of Control occurs during Participant’s period of service, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to this stock issuance, as more fully set forth in the Plan: accelerate vesting of outstanding shares of Restricted Stock, cause the acquirer to assume the Plan and exchange this award for an award for the acquirer’s stock and terminate the Plan and all outstanding unvested shares of Restricted Stock as of the date of the Change of Control.

(b) In the event a Hostile Take-Over occurs during Participant’s period of service, vesting of Participant’s Restricted Stock, to the extent not otherwise fully vested, shall automatically accelerate so that such Restricted Stock shall, immediately prior to the effective date of the Hostile Take-Over, become fully-vested shares of Common Stock.

(c) In the event of a Change of Control, as more fully set forth in the Plan, the Board shall have the right to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value (defined below) of the Awards. Such right shall be exercised by written notice to all Participants. For purposes of this Paragraph 4.E(c), the “Cash Value” of an Award shall equal the sum of (i) the cash value of all benefits to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option or Restricted Stock and (ii) (A) in the case of any Award that is an Option, the excess of the FMV Per Share over the option exercise price or (B) in the case of an Award that is Restricted Stock the FMV Per Share of Restricted Stock, multiplied by the number of shares subject to such Award.

(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5.	Special Tax Election.

A. Section 83(b) Election. Under Code Section 83, the excess of the Fair Market Value of the Restricted Shares on the date any forfeiture restrictions applicable to such shares lapse over the price paid for those Restricted Shares (if any) will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Company to repurchase the Restricted Shares pursuant to the Repurchase Right. Participant may elect under Code Section 83(b) to be taxed at the time the Restricted Shares are acquired, rather than when and as such Restricted Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the Fair Market Value of the Restricted Shares on the date of this Agreement equals the price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.

THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

B. FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

6.	General Provisions.

A. Assignment. The Company may assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

B. At Will Service. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service at any time for any reason, with or without cause.

C. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

Participant generally consents to the delivery of any notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (“Electronic Notice”) at the

electronic mail address or the facsimile number as set forth in the books of the Company. To the extent that any notice given via electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Participant agrees to promptly notify the Company of any change in Participant’s electronic mail address, but failure to do so shall not affect the foregoing.

D. No Waiver. The failure of the Company in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

E. Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

7.	Miscellaneous Provisions.

A. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without resort to that state’s conflict-of-laws rules.

B. Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Restricted Shares pursuant to the provisions of this Agreement.

C. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

D. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

E. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

WHITEGLOVE HEALTH, INC.

By:
Title:
Address:

PARTICIPANT

Print Name:
Address:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Participant has read and hereby approves the foregoing Stock Issuance Agreement. In consideration of the Company’s granting Participant the right to acquire the Restricted Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Company (or its assigns) to purchase any Restricted Shares in which Participant is not vested at the time of his or her cessation of service.

PARTICIPANT’S SPOUSE

Address:

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                      hereby sell(s), assign(s) and transfer(s) unto WhiteGlove Health, Inc. (the “Company”),                      (            ) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No.                      herewith and do(es) hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:	Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Participant.

Exhibit I to Stock Issuance Agreement

EXHIBIT II

SECTION 83(B) TAX ELECTION

SECTION 83(B) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2)	The property with respect to which the election is being made is shares of the Common Stock of WhiteGlove Health, Inc.

(3)	The property was issued on , .

(4)	The taxable year in which the election is being made is the calendar year .

(5)

The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the lower of the purchase price paid per share or the fair market value per share, if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse in a series of annual installments over a four (4)-year period ending on                     , 20        .

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to WhiteGlove Health, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on , 20 .

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

Exhibit II to Stock Issuance Agreement